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                                                                   EXHIBIT 3.1.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                                Q.E.P. CO., INC.


       The undersigned, a natural person eighteen years of age or older, hereby establishes a corporation pursuant to the Delaware General Corporation Law, as amended, and adopts the following Certificate of Incorporation:

       FIRST:  The name of the Corporation is Q.E.P. CO., INC.

       SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH:     Authorized Shares.

             A. The aggregate number of shares which the Corporation shall have the authority to issue is 13,000,000; of which 2,500,000 shares of the par value of $1.00 shall be designated Preferred Stock and 10,000,000 shares of the par value of $.001 shall be designated Common Stock.

             B. The Board of Directors shall have the authority to cause the issuance, from time to time, of Preferred Stock in one or more series, for any proper purpose without further shareholder approval. Each series of Preferred Stock will be distinctly titled and will consist of the number of shares of stock designated by the Board of Directors. The Board of Directors is expressly vested with the right to determine, with respect to the Preferred Stock and each series thereof, the following: whether such stock shall be granted voting rights, and if so, to what extent, and upon what terms and conditions; the rates and times at which, and the terms and conditions on which, dividends on such stock shall be paid and whether any dividend rights shall be cumulative; whether such stock shall be granted conversion rights, and, if so, upon what terms and conditions; whether the Corporation shall have the right to redeem such stock, and, if so, upon what terms and conditions; the liquidation rights (if any) of such stock, including whether such stock shall enjoy any liquidation preferences; and such other designations, preferences, relative rights and limitations (if any) attaching to such stock.

             C. There shall be a series of Preferred Stock designated as "Series A Preferred Stock" consisting of 500,000 shares, a series of Preferred Stock designated as "Series B Preferred Stock consisting of 1,000,000 shares, and a series of Preferred Stock designated as "Series C Preferred Stock" consisting of 1,000,000 shares which shall have the preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions as follows:
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       1.    Dividends.

       The holder of each share of Series A Preferred Stock shall be entitled to receive, before any dividends shall be declared or paid upon or set aside for the Corporation's Common Stock, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash at the rate of $.035 per share per annum for a period ending September 30, 2000, payable semiannually in arrears on the last day of March and September in each year (each of such dates being hereinafter called a "Dividend Payment Date" and each of the semiannual periods ending on the last day of the month of March and September, respectively being hereinafter called a "Dividend Period"). Commencing October 1, 2000 the rate of dividends will equal the prime interest rate on the first day of the month in which the dividend is payable, less one and one quarter (1 1/4%) percent. The prime rate shall be based upon the prime rate as published in the Wall Street Journal or if the Wall Street Journal is not published on the relevant date, then as published in The New York Times or, if The New York Times is not published on the relevant date, as published in a publication or a source mutually agreed upon by the holders of the Series A Preferred Stock and the Corporation. If the holders and the Corporation cannot agree upon a publication or a source, then the prime rate shall be submitted to arbitration pursuant to the agreement between the Corporation and the holders of the Series A Preferred Stock. If more than one prime rate is set forth in the applicable publication or source, the average of such rates shall be utilized. Notwithstanding anything to the contrary set forth above, the Board of Directors of the Corporation, in its discretion, may defer the payment of any dividend on the Series A Preferred Stock if it believes that such deferral is in the Corporation's best interest. Dividends on shares of Series A Preferred Stock shall be cumulative from the date of issuance of the shares of Series A Preferred Stock (the "Issuance Date") (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends and whether or not the Board of Directors has determined to defer any dividend payment), so that, if at any time Full Cumulative Dividends (as defined in this Section) upon the Series A Preferred Stock to the end of the last completed Dividend Period shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid (but without interest) before any dividend shall be paid or any other distribution ordered or made upon any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock (other than a dividend payable in such junior stock) and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock (with respect to such rights, the Series A Preferred Stock shall rank prior to the Common Stock). "Full Cumulative Dividends" shall mean (whether or not in any Dividend Period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends whether or not the Board of Directors has determined to defer any dividend payment) that amount which shall be equal to dividends at the full rate fixed for the Series A preferred Stock as provided herein for the period of time elapsed from the Issuance Date to the date as of which Full Cumulative Dividends are to be computed. All dividends declared upon the Series A Preferred Stock shall be declared pro rata per share. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the Full Cumulative Dividends at the rate set forth above.

       The holder of each share of Series B Preferred Stock shall be entitled to receive out of the surplus of the Corporation, before any dividend shall be set apart or paid on the Common Stock for such year, when and as declared by the Board of Directors of the Corporation, out of funds





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legally available for that purpose, a noncumulative dividend in cash at the rate of $.05 per share per annum, payable annually and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of the Common Stock, as and when the Board of Directors determines. If less than the full preferential dividend is paid to the holders of Series B Preferred Stock in any calendar year, the unpaid amount shall lapse and shall not be cumulative whether or not the earnings of the Corporation were sufficient to cover the preferential dividend in the year in which it was not fully paid.

       The holder of each share of Series C Preferred Stock shall be entitled to receive, before any dividends shall be declared or paid upon or set aside for the Corporation's Common Stock, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash at the rate of $.035 per share per annum, payable in semiannual installments, accruing from the date of issuance. Notwithstanding anything to the contrary set forth above, the Board of Directors of the Corporation, in its discretion, may defer the payment of any dividend on the Series C Preferred Stock if it believes that such deferral is in the Corporation's best interest. Dividends on shares of Series C Preferred Stock shall be cumulative so that, if at any time dividends upon the Series C Preferred Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid (but without interest) before any dividend shall be paid or any other distribution ordered or made upon any class of stock ranking as to dividends or upon liquidation junior to the Series C Preferred Stock (other than a dividend payable in such junior stock) and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of any class of stock ranking as to dividends or upon liquidation junior to the Series C Preferred Stock (with respect to such rights, the Series C Preferred Stock shall rank prior to the Common Stock). All dividends declared upon the Series C Preferred Stock shall be declared pro rata per share.

       2.      Rights on Liquidation, Dissolution or Winding Up.

       In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of any other class of the capital stock of the Corporation, $1.00 per share of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive, in addition, any declared but unpaid dividends to the date of payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of assets in proportion to their respective ownership of Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holder of shares of all other classes of the capital stock of the Corporation, to the exclusion of the holders of shares of Preferred Stock, shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.





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       3.      Voting.

       (a) Except as otherwise required by law or by this Section 3, the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not have the right to vote on matters submitted to the stockholders of the Corporation.

       (b) The Corporation shall not, without the affirmative vote or consent of the holders of shares representing at least a majority of the shares of the Series A Preferred Stock then outstanding:

               i) in any manner authorize or create any class of capital stock ranking, either as to payment of dividends or distribution of assets, prior to or on a parity with the Series A Preferred Stock; or

               ii) in any manner alter or change the designations, powers, preferences or rights or the qualifications, limitations or restrictions of the Series A Preferred Stock.

       (c) The Corporation shall not, without the affirmative vote or consent of the holders of shares representing at least a majority of the shares of the Series B Preferred Stock then outstanding:

               i) in any manner authorize or create any class of capital stock ranking, either as to payment of dividends or distribution of assets, prior to or on a parity with the Series B Preferred Stock; or

               ii) in any manner alter or change the designations, powers, preferences or rights or the qualifications, limitations or restrictions of the Series B Preferred Stock.

       (d) The Corporation shall not, without the affirmative vote or consent of the holders of shares representing at least a majority of the shares of the Series C Preferred Stock then outstanding:

               i) in any manner authorize or create any class of capital stock ranking, either as to payment of dividends or distribution of assets, prior to or on a parity with the Series C Preferred Stock; or

               ii) in any manner alter or change the designations, powers, preferences or rights or the qualifications, limitations or restrictions of the Series C Preferred Stock.

       4.      Redemption.

       (a) The Corporation may redeem any or all of the shares of Series A Preferred Stock then outstanding at a price per share of $1.07 plus an amount equal to any accrued but unpaid dividends thereon during the first year following the issuance of such shares and such price shall be reduced by one percent (1%) each year thereafter until par value is reached.





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       (b)     The Corporation may redeem any or all of the shares of Series B
Preferred Stock then outstanding at a price per share of $1.00.

       (c) The Corporation may redeem any or all of the shares of Series C Preferred Stock then outstanding at a price per share of $1.00.

       (d) In the event the Corporation shall desire to redeem all or any part of the shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, it shall give notice of the redemption (the "Redemption Notice") to the holders of the shares to be redeemed at least 60 days prior to the date fixed for redemption. The Redemption Notice shall state
(i) the date fixed for redemption (the "Redemption Date"), (ii) the redemption price, (iii) if less than all of the outstanding shares of any of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are to be redeemed, the identification of the particular shares of Preferred Stock to be redeemed, (iv) that on the Redemption Date dividends on such shares as have been called for redemption shall cease to accrue after such date, and (v) the place where the shares which have been called for redemption are to be surrendered for payment of the redemption price.

       (e) If less than all of the shares of any of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are to be redeemed, the particular shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be redeemed shall be selected by the Company from the outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock not previously called for redemption, by the Corporation in its sole and absolute discretion.

       (f) On the Redemption Date specified in the Redemption Notice, the shares to be redeemed shall become due and payable at the applicable redemption price and from and after such date such shares shall not be entitled to any dividends accrued thereon. Upon surrender of any such shares to be redeemed at the office maintained by the Corporation, such shares shall be paid by the Corporation at the applicable redemption price. Upon receipt of such shares to be redeemed by the Corporation and payment to the holder of the redemption price, the Corporation shall cancel such shares and all rights of the holder of such shares shall cease, and such shares shall not be deemed to be outstanding. If any share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock called for redemption shall not be so paid upon its surrender, such share, until paid, shall be entitled to any dividends accruing on such share.

       FIFTH: The name and mailing address of the incorporator is Robert W. Walter, 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203.

       SIXTH: The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The following persons shall serve as the Corporation's initial directors until the first annual meeting of shareholders or until their respective successor is duly elected and qualified:

            NAME                        ADDRESS

            Lewis Gould                 990 South Rogers Circle
                                        Boca Raton, Florida 33487

            Susan J. Gould              990 South Rogers Circle
                                        Boca Raton, Florida 33487





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            Patrick L. Daggett          990 South Rogers Circle
                                        Boca Raton, Florida 33487

            Edward F. Ronan, Jr.        990 South Rogers Circle
                                        Boca Raton, Florida 33487

            Mervyn D. Fogel             990 South Rogers Circle
                                        Boca Raton, Florida 33487

       SEVENTH: The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation except as and to the extent provided in the By-Laws.

       EIGHTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

       NINTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are





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cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

       TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       IN WITNESS WHEREOF, I made, signed, and sealed this Certificate of Incorporation this ____ day of July, 1996.




                                       ----------------------------------------
                                       Robert W. Walter, Incorporator





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